UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2012

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 East Broadway Blvd., Tucson, Arizona		85701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (520) 747-6600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 19, 2012, Hunter Hurst III, a member of the board of directors of The Providence Service Corporation (the “Company”) and an independent director, passed away. Mr. Hurst was the chairman of the nominating and governance committee as well as a member of the audit and compensation committees.

On June 22, 2012, the Company notified The NASDAQ Stock Market, LLC that, as a result of Mr. Hurst’s death, the Company’s audit committee is not comprised of at least three independent members as required for continued listing by NASDAQ Listing Rule 5605(c)(2)(A). The nominating and governance committee and board of directors are beginning the process of selecting a new member to fill the vacancy on the board as well as the audit, compensation and nominating and governance committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION

Date: June 25, 2012	By:	/s/ Michael N. Deitch
	Name:	Michael N. Deitch
	Title:	Chief Financial Officer

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